Exhibit 10.28

Agreement on the Use of Shangyingtong System

Party A: Shenzhen Jiana Technology Co., Ltd

Party B: Guangzhou E-union Pay Network Payment Co., Ltd.

Address: No.61 Jianzhong Road, industrial park, Tianhe high tech Development Zone, Guangzhou

In accordance with the contract law of the People's Republic of China and other relevant laws, Party A and Party B have reached the following agreement on Party A's use of Party B's commercial Shanyingtong system for card issuing, card selling, recharging and statement checking, which shall be followed mutually:

1. Term of cooperation

This agreement is valid from July 12, 2016 to July 11, 2019. If both parties have no objection after the expiration of this agreement, the validity of this agreement will be automatically extended for one year.

2. Cooperation content

Party A uses Party B's POS terminal and Shangyingtong system to realize the consumption and inquiry of the cards issued by Party A on the POS terminal by issuing and selling cards on Shangyingtong system. Party B is responsible for technical support, providing Party A with specialized terminal services, delivery, installation, transformation of terminal equipment, maintenance and upgrading of management system, and providing Party A with system reconciliation and other management functions.

Party B shall provide Party A with technical support services in the following service fields:

Party B shall provide Party A with tech

Party B shall provide Party A vice

Party B shall pro Lottery activity

Party B shall pro Lotter

Party B shall pro Lottery

Party B shall pro

For prepaid card business, Shangyingtong system is limited to providing technical support services for single purpose prepaid card issuers.

2.1 Shangyingtong system: Party B independently develops and implements the full business link support management of the cards issued by non-financial institutions, including the business system for the whole card life cycle support of business card printing, selling, recharging, consumption and selling.

2.2 Issuer (Party A): carry out various businesses such as card selling, recharging, consumption, etc. by issuing cards by itself; the issuer (Party A) shall be responsible for the management of customer prepayment funds.

2.3 Franchised merchant: it has a contractual relationship with the issuer and is authorized to accept some or all card number segment types issued by the issuer. A merchant can become a special merchant of multiple issuers.

2.4 Acceptance channel Party: refers to the service provider who accepts the outbound and maintenance of machines and tools to ensure the safety and stability of the card acceptance environment.

2.5 Card maker: has a contractual relationship with the issuer, is responsible for card production, coding, magnetic writing and other work, to ensure the security of card data and control service provider.

2.6 Card holder: the legal holder of the card issued by Party A.

2.7 Single purpose prepaid card: a prepaid card issued by a commercial enterprise to purchase goods and services only in the enterprise or the same brand chain commercial enterprise.

2.8 Secondary card business: the secondary card issued by the issuer does not contain the balance, only the remaining usable times. It is a card swiping service that can be used at the issuer, and the remaining usable times for each use are reduced by one. The sub card business referred to in this agreement is limited to the sub card business of purchasing goods and services within the issuer or the same brand chain issuer enterprise.

2.9 Exclusive points business: the cardholder owns the merchant points ("exclusive points"), and uses the corresponding points for consumption, gift exchange and other businesses.

2.10 Universal points business: the cardholder has the card issuer's points ("universal points") to use the corresponding points for consumption, gift exchange and other businesses.

2.11 Member services: Shangyingtong system provides member management functions for issuers, and issuers can use corresponding functions to develop, manage and serve members.

2.12 Lottery activity: Shangyingtong system provides the lottery activity function for the issuer, and the issuer can use the corresponding function to define the lottery activity for marketing activities.

2.13 Coupon business: the system provides a coupon function for merchants. Merchants can use the corresponding function to define the coupon rules for market promotion.

2.14 Discount rebate: the issuer and the merchant agree on the discount rebate, which can be divided into two modes: on-site rebate and subsequent return.

On site rebate: that is, when the cardholder pays, the merchant gives the discount on site.

Subsequent rebate: that is, when the cardholder pays, he / she does not enjoy the discount, but collects the discount amount from the merchant when clearing the transaction funds, and the issuer returns it to the cardholder's rebate account according to certain rules.

3. Rights and obligations of Party A

3.1 Party A uses Party B's POS terminal and Shangyingtong system, through the Shangyingtong system login account, password and operation USBKEY certificate provided by Party B, manages the cards issued by Party B's Shangyingtong system by itself, and uses Party B's POS terminal to realize the consumption and query of the cards issued on the POS terminal.

3.2 The card issued by Party A must comply with the relevant regulations of the people's Bank of China and other regulatory authorities. If the card issued by Party A does not comply with the relevant regulations, after verification, Party B has the right to refuse and stop Party A's operation on the Shangyingtong system, and Party A shall bear the losses caused thereby.

3.3 Party A shall issue the card in its own name and be responsible for the sales and promotion of the card. The issued cards can have functions. If the prepaid function is involved, Party A can only issue single purpose prepaid cards without obtaining the prepaid card issuance and acceptance payment business license. In case of any violation, Party B will immediately stop accepting all business demands of Party A according to relevant regulations, and Party A shall bear the losses caused thereby.

3.4 Party B shall provide Party A with relevant business functions of Shangyingtong system in accordance with the agreement. If Party A needs to add new business functions, it needs to sign a supplementary agreement for agreement, which has the same legal effect as this agreement.

3.5 Party A and the card manufacturer shall settle the card making fee settlement, card delivery, card after-sales service and other matters through negotiation by both parties, which has nothing to do with Party B. 3.6 Party A shall provide Party A's business card printing requirements such as layout design, face value amount, validity period and number of business card printing to the business card manufacturer signed by Party A in written and effective form; Party A shall sign an agreement with the business card manufacturer on the production safety and confidentiality of relevant cards, and Party A and the business card manufacturer shall be responsible for any breach of contract, and the relevant responsibility shall not be related to Party B.

3.7 Party A shall carry out card data generation, card activation, locking, unlocking, extension of validity and other management operations on its own through the Shangyingtong system provided by Party B, and bear corresponding operational management risk responsibilities, and check card balance, download daily transaction details and monthly transaction summary statement through the system.

3.8 Party A shall properly keep, use, log in and operate the USBKEY certificate or password. All operations with valid USBKEY certificate or password shall be deemed as Party A's own behavior, and Party A shall bear corresponding responsibilities.

3.9 If Party A's normal operation is not affected due to the closure, bankruptcy and other events, Party A shall bear the economic, legal and other related responsibilities to the customer.

3.10 When Party A's current business situation deteriorates and other factors affecting the continuous normal operation or external restrictions occur, Party A shall timely notify the cardholder customers who still have consumption balance to make consumption in a timely manner or directly handle refund to the customers, and shall not continue to apply for business card making or activate the already made business card to Party B's Shangyingtong system, and Party A shall bear the economic, legal and other related responsibilities to the customers.

3.11 When Party A delivers the activated card sale to the customer for use, it means that Party A promises to the customer to exchange corresponding goods or services within the validity period of the card.

3.12 Party A shall consciously abide by the laws, regulations and policies as well as the requirements of the regulatory authorities, formulate strict business rules and operation procedures for the issued cards, and must bear all the economic and legal responsibilities arising therefrom. Party B is only responsible for providing the system platform and technical support.

3.13 Party A shall pay Party B the relevant fees according to the standards specified in the contract form for the use of Shangyingtong system.

4. Rights and obligations of Party B

4.1 Party B shall provide Party A with technical support services, be responsible for the POS terminal and transaction network, operation authorization of Shangyingtong system and the maintenance of corresponding management system, and have the right to supervise Party A's operation.

4.2 Party B shall be responsible for the installation of POS machines and providing POS transaction printing documents.

4.3 Party B will, according to the requirements of the regulatory authorities, from time to time carry out the transformation and upgrading of Shangyingtong system, so as to meet the requirements of national policies, laws and regulations as well as the regulatory authorities such as the People's Bank of China on the adjustment of relevant business regulations.

4.4 Introduce and train Party A's employees on the use of Shangyingtong system.

4.5 Ensure the authenticity and effectiveness of card transaction clearing information, and provide Party A with corresponding electronic reconciliation documents and statements.

4.6 When restricted by laws, regulations or policies, Party B shall have the right to stop all operations of Party A on the mercantile profit and loss system, and shall have the right to require Party A to directly apply for refund to cardholders who still have consumption balance.

4.7 Party B, as the system provider, is only responsible for the system platform. Party B shall not bear any responsibility for the relevant losses caused by non-system faults and force majeure factors in the business operation.

4.8 Party B shall have the right to refuse to carry out the operation and shall have the right to pursue Party A's economic and legal liabilities by all legal means for any illegal business that does not conform to the payment and settlement measures of the people's Bank of China, the anti-money laundering regulations, the payment service management measures of non-financial institutions and other systems.

5. Service fee and fee settlement

Party B shall provide Party A with credit card consumption clearing reconciliation documents according to the successful transaction records of the system, and Party A shall perform reconciliation based on the consumption clearing reconciliation documents provided by Party B.

5.1 Service fee:

5.1.1 If Party A uses the POS terminal developed and modified by Party B to accept the issued card and requires Party B to develop the terminal system, Party A shall pay Party B one-time technical development fee in accordance with the standard determined in the signing form of Shangyingtong system use agreement organization.

5.1.2 Party A shall use the USBKEY certificate issued by Party B to log in to the SCP system for card activation, locking, unlocking, extension of validity period and other management authority operations, and pay the SCP certificate service fee to Party B in a lump sum according to the standard determined in the SCP system use agreement agency signing form.

5.1.3 If Party A uses Party B's Shangyingtong system, it shall pay Party B the service fee of Shangyingtong according to the standard determined in the signing form of Shangyingtong system use agreement organization.

5.1.4 If Party A uses the terminal equipment provided by Party B, it shall pay the terminal technical service fee to Party B according to the standard determined in the signing form of Shangyingtong system use agreement organization.

5.1.5 Party A uses Party B's transaction network system to accept customers' use of cards for consumption, and pays Party B the operation service fee according to the rate standard and charging cycle determined in the card issuer operation service fee rate table of the association according to the operation service fee collection method.

5.1.6 For the calculation and collection of operation service fee, please refer to the card issuer operation service fee rate table. The service fee is calculated and collected according to the charging cycle.

5.2 Expense settlement:

5.2.1 Party A shall, within 10 days from the effective date of this agreement, transfer the technical development fee, the service fee of Shangyingtong certificate and the service fee of Shangyingtong into the account designated by Party B, and Party B shall issue an invoice to Party A immediately after receiving the corresponding payment and arrange the online and production work. For the service fee of Shangyingtong, from the second agreement year, Party A shall pay to Party B within 10 days of the first month of each agreement year. Once collected, the service fee of Shangyingtong will not be returned, except when Party B breaches the contract.

5.2.2 Party A and Party B shall calculate the terminal technical service fee and operation service fee based on the actual data reflected by Party B's platform. The terminal technical service fee shall be settled on a monthly basis, and the operation service fee shall be settled according to the settlement cycle specified in the card issuer operation service fee rate table. Party B shall provide the settlement statement to Party A before 15th of each month. Party A shall check and transfer the corresponding amount to the account designated by Party B within 5 working days. Party B shall issue an invoice to Party A after receiving the corresponding amount.

5.2.3 Designated account of Party B:

Account Name: Guangzhou E-union Pay Network Payment Co., Ltd.

Bank of deposit: Guangzhou Donghu branch of Shanghai Pudong Development Bank Co., Ltd

Account No.: 82110155300000710

6. Confidentiality

6.1 Party A and Party B shall not disclose part or all of the business, technology and other information provided to the other party in written form to the third party without the permission of the other party.

6.2 According to this agreement, the market data and other commercial data of both parties shall be kept confidential to the third party other than the parties.

6.3 Without the written consent of the parties, neither party shall disclose the main contents of this agreement to any third party other than the parties.

6.4 The confidentiality clause shall remain valid for five years after the end of this agreement. The above confidentiality provisions are excluded when there are corresponding provisions in laws, regulations or policies.

7. Liability for breach of contract

7.1 If the business cannot be carried out normally due to the fault of either Party A or Party B, resulting in adverse impact on the reputation of the other party, the fault party shall contact the other party in a timely manner. If both parties fail to reach an agreement on the settlement of the problem based on the principle of friendly consultation, the party without fault shall have the right to terminate the cooperation after 30 days' written notice to the fault party, The negligent party shall be liable for the actual loss of the non-negligent party.

7.2 If Party A fails to pay the service fee in full within 10 working days overdue, it shall be deemed as Party A's breach of contract. Party A shall pay 0.1% of the overdue fine to Party B every day, and Party B shall have the right to recover the unpaid service fee from Party A and terminate this agreement unilaterally.

7.3 For the loss caused by the fault of non-Party A and Party B, both parties shall share the loss in accordance with the principle of fairness and investigate for compensation to the fault party.

8. Exceptions

8.1 If the business of this agreement is temporarily unable or partially unable to provide services due to the policy adjustment of the State Administration Department, the people's Bank of China, China UnionPay, cooperative bank and other institutions, the adjusting Party shall notify the other party in time, and the two parties shall negotiate and negotiate. If the negotiation fails to reach an agreement, the requested adjusting Party shall have the right to terminate this agreement, neither party shall be deemed to have breached the contract.

8.2 If the business cannot be carried out temporarily or partially due to the failure of the communication line provided by the telecommunication operator, it shall not be deemed as a breach of contract.

8.3 Party B shall notify Party A in time and take necessary measures to solve the short-term fault caused by the upgrade of Party B's internal system and non-human intentional or negligent fault; if the business cannot be carried out temporarily, it shall not be deemed as breach of contract.

8.4 Party B shall not be liable for any dispute arising from the transaction of the cardholder's card lost, stolen or illegally possessed by others.

8.5 Any dispute between any two or more parties of Party A, special merchants and cardholders shall be settled by Party A in coordination, which has nothing to do with Party B.

8.6 If the customer has any questions about the balance in the card, Party A shall be responsible for handling it, which has nothing to do with Party B.

8.7 The claims, requirements and losses between the cardholder and Party A arising from the consumption relationship shall be handled by Party A, which has nothing to do with Party B.

8.8 If both parties fail to perform their obligations due to force majeure, or the occurrence of events beyond the control or foreseen by both parties, including natural disasters, wars, government acts, social unrest, etc., the performance of this agreement can be terminated.

8.9 The business carried out by Party A must comply with the relevant regulations of the people's Bank of China and other relevant departments on the issuance of prepaid cards. If the business carried out by Party A does not comply with the relevant regulations, resulting in the loss of Party B or the relevant participants of the business such as the cardholder, Party A shall bear the loss, which has nothing to do with Party B.

9. Change and cancellation of the agreement

9.1 Unless otherwise provided by law or agreed in this agreement, neither Party A nor Party B shall change or terminate this Agreement without authorization. If one party really needs to change or terminate this agreement, it shall notify the other party in writing three months in advance and reach a written agreement through consultation between both parties. This Agreement shall continue to be performed before the written agreement is reached.

9.2 If there are any matters not covered in the performance of this agreement, or if the existing contents of this agreement need to be supplemented or changed due to business development, both parties or any party shall put forward suggestions and plans for the supplement or change. After both parties reach a consensus through consultation, a written supplementary agreement shall be formed as a supplement to this agreement, which has the same legal effect as this agreement.

10 Dispute resolution

10.1 In case of any dispute during the performance of this agreement, both parties shall settle it through negotiation in the principle of friendship and mutual benefit; if the negotiation fails, either party may bring a lawsuit to the people's court where Party B is located.

10.2 In case of any dispute or ongoing litigation, except for the matters in dispute, both parties shall still exercise other rights and perform other obligations under this agreement.

11. Other matters

11.1 The signing form of Shangyingtong system use agreement, card issuer operation service fee rate form and card number section application form are integral parts of this Agreement and have the same legal effect as this agreement.

11.2 This agreement is made in two copies, one for Party A and one for Party B, and shall come into force as of the date of signature and seal by both parties.

11.3 Others (if any)

(There is no text below, attached are the signing form of Shangyingtong system use agreement, card issuer operation fee rate form and card number section application form.)

JIANA SCIENCE AND TECHNOLOGY CO., LTD.

(Company’s Seal)

By:	/s/ Fengzhen Zhu
Fengzhen Zhu
Chief Executive Officer

GUANGZHOU E-UNION PAY NETWORK PAYMENT CO., LTD.

(Company’s Seal)

/s/ Rong Jiang
Rong Jiang